Exhibit 23.1

August 11, 2025

Speed Group Holdings Limited

Office D, 19/F, EGL Tower,

83 Hung To Road,

Kwun Tong, Kowloon,

Hong Kong

Re: Speed Group Holdings Limited

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Speed Group Holdings Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of, summary of and reference to, information, data and statements from our research reports, market surveys and amendments thereto, including, but not limited to, the industry report titled “Hong Kong Freight and Logistics Market Report 2025” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of the foregoing, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings and/or submissions on Form 20-F, Form 6-K, other registration statements and other SEC filings or submissions (collectively, the “SEC Filings”), (iv) in any future offering documents, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO and other capital raising transactions, (vi) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, and (vii) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this consent letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

Mordor Intelligence Pvt Ltd

/s/ Bharadwaj Obula Reddy
Name:	Bharadwaj Obula Reddy
Title:	Managing Partner